Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Sale of Multi-Tenant Portfolio for Approximately $1.8 Billion

− Proposed Transaction Accelerates Deleveraging Plan, Net Debt to Adjusted EBITDA Would be Lowered to 6.5x to 7.1x

− The Company Announces Opportunistic $300 Million Share Repurchase Program

NEW YORK, February 26, 2025 – Global Net Lease, Inc. (“GNL” or the “Company”) today announced that it has entered into a binding agreement to sell its multi-tenant portfolio of 100 non-core properties to a subsidiary of RCG Ventures Holdings, LLC for approximately $1.8 billion (the “multi-tenant portfolio sale”) at an 8.4% cash cap rate1. This transformative transaction would accelerate GNL’s deleveraging initiative and position the Company as a pure-play, single-tenant net lease company.

GNL launched its strategic disposition initiative in 2024, with the objectives of significantly reducing debt, enhancing financial flexibility and lowering its cost of capital. Following the completion of the multi-tenant portfolio sale – which would represent the most significant step in this initiative to date – GNL expects to have completed by the end of 2025 nearly $3 billion in dispositions since the start of 2024, inclusive of properties in its disposition pipeline2. GNL expects to use the net proceeds from the multi-tenant portfolio sale to significantly reduce the outstanding balance on GNL’s Revolving Credit Facility. The Board of Directors concurrently has approved a share repurchase program authorizing the Company to opportunistically repurchase up to $300 million of its outstanding common stock in accordance with typical practice for such programs.

“We believe the proposed sale of our multi-tenant portfolio is a strategic and prudent transaction that will bolster our balance sheet and position GNL for continued success,” said Michael Weil, CEO of GNL. “The proposed transaction greatly decreases operational complexities, G&A expenses and capital expenditures associated with multi-tenant retail properties. The announcement marks a pivotal milestone in our strategic disposition initiative, offering a range of benefits with a clear emphasis on long-term value. The transaction reflects a disciplined and measured approach to accelerating debt reduction, driving a significant decrease in Net Debt to Adjusted EBITDA. We believe the resulting improvement in our capital structure strengthens our position to achieve an investment-grade credit rating, which may further reduce our cost of capital and enhance financial flexibility to support long-term growth.”

Strategic Benefits of the Transaction

▪	Significantly Reduces Leverage and Improves Liquidity Position: The transaction would accelerate GNL’s debt reduction efforts, significantly decreasing Net Debt to Adjusted EBITDA to an expected range of 6.5x to 7.1x post-transaction. GNL intends to apply the net proceeds of the multi-tenant portfolio sale toward significantly reducing the outstanding balance on its Revolving Credit Facility. The Company anticipates this substantial deleveraging will enhance GNL’s ability to pursue an investment-grade credit rating, which would further lower our cost of capital and provide the financial flexibility needed to fuel long-term growth.

▪	Transforms GNL into a Pure-Play, Single-Tenant Net Lease Company: The transaction would enable GNL to refine its strategy and become a pure-play net lease REIT, concentrating on single-tenant assets. This transition is expected to generate approximately $6.5 million in recurring annual G&A savings, along with additional cash savings from a substantial reduction in annual capital expenditures, while drastically simplifying operations by eliminating the complexities of owning multi-tenant retail properties.

▪	Enhances Key Portfolio Metrics: The transaction is expected to positively impact GNL’s key portfolio metrics by boosting occupancy to 98%, extending weighted average remaining lease term to 6.4 years, increasing the proportion of investment-grade tenants to 66% and enhancing annual rent escalations to 89%.

GNL received a $25 million non-refundable deposit from RCG at signing of the binding agreement. The transaction is expected to close in three phases: the unencumbered portfolio is scheduled to close by the end of Q1 2025, while the encumbered portfolio is set to close in two stages by the end of Q2 2025, pending approval of the respective loan assumptions and other customary closing conditions.

GNL Announces Authorization of a $300 Million Share Repurchase Program

On February 20, 2025, GNL’s Board of Directors authorized a share repurchase program for up to an aggregate amount of $300 million of the Company’s outstanding shares of common stock. Under the program, which does not have a stated expiration date, GNL may repurchase shares of its common stock from time to time through open market purchases, including pursuant to Rule 10b5-1 pre-set trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, privately negotiated transactions, accelerated share repurchase transactions entered into with one or more counterparties or otherwise, in compliance with applicable securities laws and other legal requirements. The timing, volume, and nature of repurchases are subject to market conditions, applicable securities laws, and other factors, and the program may be amended, suspended or discontinued at any time.

GNL will share additional insights as part of its 2025 full-year guidance, which will be released after market close on February 27, 2025.

Advisors

BofA Securities is serving as GNL’s exclusive financial advisor for the multi-tenant portfolio sale, and BMO Capital Markets is also acting as an advisor to the Company. Paul, Weiss, Rifkind, Wharton & Garrison LLP is providing legal counsel to the Company.

Truist Securities, Inc. served as a financial advisor to RCG Ventures and provided committed financing for the transaction. McGuireWoods LLP is providing legal counsel to RCG Ventures in respect of real estate acquisition and financing matters and King & Spalding LLP is providing legal counsel to RCG Ventures in respect of fund formation and transaction-related matters. Gibson Avenue Capital, LLC is also serving as an advisor to RCG Ventures.

Footnotes

1 Cash cap rate is calculated using the trailing twelve months of cash Net Operating Income as of September 30, 2024.

2 Disposition data as of February 21, 2025, includes transactions that are either closed or are pipeline transactions under agreement or letter of intent, and assumes purchase agreements and letters of intent lead to closing based on their contemplated terms, which cannot be assured.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

About RCG Ventures

RCG Ventures is a fully integrated real estate investment firm led by a team of professionals that specialize in the acquisition, development, leasing, management, and financing of multi-tenant retail real estate. Since its inception in 2003, RCG has acquired over $1.6 billion in retail assets and has managed as much as 14 million square feet of retail real estate.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of, and the Company’s ability to consummate, the multi-tenant portfolio sale. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the multi-tenant portfolio sale) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020